DELAWARE GROUP PREMIUM FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

          Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, at a meeting held on September 23, 1993, adopted resolutions classifying and allocating unallocated and unissued common stock of the Corporation as follows: Fifty Million (50,000,000) shares of common stock with a par value of One Cent ($.01) per share to a new series of shares designated as the Value Series; and Fifty Million (50,000,000) shares of common stock with a par value of One Cent ($.01) per share to a new series of shares designated as the Emerging Growth Series.

          SECOND: The shares of the Value Series and the Emerging Growth Series shall have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Articles of Incorporation of the Corporation.

          THIRD: The shares of the Value Series and the Emerging Growth Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

          IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 11th day of October, 1993.

                                     DELAWARE GROUP PREMIUM FUND, INC.

                                     By:/s/George M. Chamberlain, Jr.
                                        ---------------------------------
                                        George M. Chamberlain, Jr.
                                        Vice President

Attest:

/s/Andrew L. Gangolf, III
----------------------------
Andrew L. Gangolf, III
Assistant Secretary

          THE UNDERSIGNED, Vice President of DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     /s/George M. Chamberlain, Jr.
                                     -----------------------------------
                                     George M. Chamberlain, Jr.

                        DELAWARE GROUP PREMIUM FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

          Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, at a meeting held on July 16, 1992, adopted a resolution designating a series of common stock of the Corporation as the International Equity Series and classified and allocated Fifty Million (50,000,000) shares of unissued and unallocated Common Stock, with a par value of One Cent ($.01) per share, to the International Equity Series.

          SECOND: The shares of the International Equity Series shall have the rights and privileges, and shall be subject to the limitations and priorities set forth in the Articles of Incorporation of the Corporation.

          THIRD: The shares of said International Equity Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

          IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 28th day of July, 1992.

                                     DELAWARE GROUP PREMIUM FUND, INC.

                                     By:/s/George M. Chamberlain, Jr.
                                        ------------------------------------
                                        George M. Chamberlain, Jr.
                                        Vice President

Attest:

/s/Eric E. Miller
------------------------------
Eric E. Miller
Assistant Secretary

          THE UNDERSIGNED, Vice President of Delaware Group Premium Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     /s/George M. Chamberlain, Jr.
                                     -------------------------------------
                                     George M. Chamberlain, Jr.

                        DELAWARE GROUP PREMIUM FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

          Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessment and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, at a meeting held on April 18, 1991, adopted a resolution designating a series of common stock of the Corporation as the Growth Series and classified and allocated Fifty Million (50,000,000) shares of unissued and unallocated Common Stock, with a par value of One Cent ($.01) per share, to the Growth Series.

          SECOND: The shares of the Growth Series shall have the rights and privileges, and shall be subject to the limitations and priorities set forth in the Articles of Incorporation of the Corporation.

          THIRD: The shares of said Growth Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

          IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 25th day of April, 1991.

                                     DELAWARE GROUP PREMIUM FUND, INC.

                                     By:/s/George M. Chamberlain, Jr.
                                        ---------------------------------
                                        George M. Chamberlain, Jr.
                                        Vice President

Attest:

/s/Eric E. Miller
-----------------------------
Eric E. Miller
Assistant Secretary

          THE UNDERSIGNED, Vice President of Delaware Group Premium Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    /s/George M. Chamberlain, Jr.
                                     -------------------------------------
                                     George M. Chamberlain, Jr.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                        DELAWARE GROUP PREMIUM FUND, INC.

          DELAWARE GROUP PREMIUM FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          ONE: ARTICLES EIGHTH, NINTH and TENTH of the Articles of Incorporation of the Corporation are hereby renumbered ARTICLES NINTH, TENTH and ELEVENTH, and the following shall be designated as ARTICLE EIGHTH:

          "EIGHTH: (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (b) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (c) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment."

          TWO: The Board of Directors of the Corporation on February 16, 1989 duly adopted a resolution setting forth the foregoing amendment to the Articles of Incorporation, declaring said amendment to the Articles of Incorporation advisable and directing that it be submitted for consideration by the stockholders of the Corporation.

          THREE: The said amendment to the Articles of Incorporation was approved by the shareholders of the Corporation at the Annual Meeting of Shareholders of the Corporation on June 22, 1989.

          IN WITNESS WHEREOF, DELAWARE GROUP PREMIUM FUND, INC. has caused these Articles of Amendment to be signed by its president or vice president and attested by its secretary or assistant secretary on July 27, 1989.

                                     DELAWARE GROUP PREMIUM FUND, INC.

                                     /s/George M. Chamberlain, Jr.
                                     ----------------------------------
                                     George M. Chamberlain, Jr.
                                     Vice President

ATTEST:

/s/Richard J. Flannery
-----------------------------------
Richard J. Flannery
Assistant Secretary



          THE UNDERSIGNED, Vice President of DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     /s/George M. Chamberlain, Jr.
                                     -----------------------------------
                                     George M. Chamberlain, Jr.
                                     Vice President

                        DELAWARE GROUP PREMIUM FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

          Delaware Group Premium Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation") hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Board of Directors of the Corporation, at a meeting held on January 21, 1988, adopted a resolution designating a series of common stock of the Corporation as the Money Market Series and classified and allocated Fifty Million (50,000,000) shares of unissued Common Stock, with a par value of One Cent ($.01) per share, to the Money Market Series.

          SECOND: The shares of the Money Market Series shall have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Articles of Incorporation of the Corporation.

          THIRD: The shares of said Money Market Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

          IN WITNESS WHEREOF, Delaware Group Premium Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 26th day of January, 1988.

                                     DELAWARE GROUP PREMIUM FUND, INC.

                                     By:/s/William P. Brady
                                        ---------------------------------
                                        William P. Brady
                                        Executive Vice President

ATTEST:

/s/George M. Chamberlain, Jr.
-----------------------------------
George M. Chamberlain, Jr.
Secretary

          THE UNDESIGNED, Executive Vice President of DELAWARE GROUP PREMIUM FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                     /s/William P. Brady
                                     -----------------------------
                                     William P. Brady

                            ARTICLES OF INCORPORATION

                                       OF

                        DELAWARE GROUP PREMIUM FUND, INC.

          FIRST: The undersigned, George M. Chamberlain, Jr., whose post office address is Ten Penn Center Plaza, Philadelphia, Pennsylvania 19103, and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Maryland.

          SECOND: The name of the corporation is Delaware Group Premium Fund,
Inc.

          THIRD: The purpose for which the corporation is formed is to operate as an investment company and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force, including, without limitation, the following:

          1. To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

          2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities.

          3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds.

          4. To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situate; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

          5. To borrow or raise moneys for any of the purposes of the corporation, and to mortgage or pledge the whole or any part of the property and franchises of the corporation, real, personal, and mixed, tangible or intangible, and wheresoever situate.

          6. To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

          7. To issue, purchase, sell and transfer, reacquire, hold, trade and deal in, to the extent permitted under the General Corporation Law of the State of Maryland, capital stock bonds, debentures and other securities of the corporation, from time to time, to such extent as the Board of Directors shall, consistent with the provisions of these Articles of Incorporation, determine; and to repurchase, reacquire and redeem, to the extent permitted under the General Corporation Law of the State of Maryland, from time to time, the shares of its own capital stock, bonds, debentures and other securities.

          The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the corporation by the laws of the State of Maryland or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

          FOURTH: The post office address of the principal office of the corporation in the State of Maryland is:

                                     c/o The Corporation Trust, Incorporated
                                     32 South Street
                                     Baltimore, Maryland 21202

          The name and post office address of the initial resident agent of the corporation in the State of Maryland is:

                                     The Corporation Trust, Incorporated
                                     32 South Street
                                     Baltimore, Maryland 21202

          FIFTH: The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of stock, with a par value of One Cent ($.01) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Five Million Dollars ($5,000,000).

          Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors.

          Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the corporation shall have the power to designate one or more series of shares of Common Stock and sub-series (classes) thereof, and to classify or reclassify any unissued shares with respect to such series or sub-series thereof, and such series and sub- series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. Subject to the aforesaid power of the Board of Directors, four series of shares are designated and classified as the High Yield Series, Equity/Income Series, Capital Reserves Series and Multiple Strategy Series and Fifty Million (50,000,000) shares of Common Stock (par value $.01 per share) is hereby initially classified and allocated to each such series. At any time when there are no shares outstanding or subscribed for a particular series or sub-series previously established and designated herein or by the Board of Directors, the series or sub-series may be liquidated by similar means.

          Each share of a series shall have equal rights with each other share of that series with respect to the assets of the corporation pertaining to that series. The dividends payable to the holders of any sub-series (subject to any applicable rules, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) may be charged with any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution adopted by such sub-series in accordance with Investment Company Act of 1940 Rule 12b-1 (or any successor thereto), which dividend shall be determined as directed by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or series of stock shall apply without discrimination to the shares of each series of stock.

          The holder of each share of stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series then standing in his or her name in the books of the corporation. On any matter submitted to a vote of shareholders, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual series, or sub-series; and (3) when the matter does not affect any interest of the particular series or sub-series, then only shareholders of affected series or sub-series shall be entitled to vote thereon. Holders of shares of stock of the corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

          Each series of stock of the corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

          1. All consideration received by the corporation for the issue or sale of stock of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of stock with respect to which such assets, payments or funds were received by the corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the corporation. Such assets, income, earnings, profit and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

          2. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, or any or all series of stock; provided, such dividends or distributions on shares of any series of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series.

          3. The Board of Directors shall have the power in its discretion to distribute to the shareholders of the corporation or to the shareholders of any series thereof in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation or any series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the corporation or any series thereof for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

          4. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the corporation or any series or class of the corporation or any series or class of the corporation as may be permitted or required under the IRC as presently in effect or as amended, without the vote of shareholders of the corporation or any series thereof.

          5. In the event of the liquidation or dissolution of the corporation, shareholders of each series shall be entitled to receive, as a series, out of the assets of the corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of stock, the assets belonging to such series shall be distributed among such shareholders in proportion to the number of shares of such series held by them and recorded on the books of the corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the net asset value of the respective series determined as hereinafter provided.

          6. The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the corporation, in proportion to the net asset value of the respective series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the corporation are allocable to one or more series.

          The net asset value per share of a series of the corporation's common stock shall be determined in accordance with the Investment Company Act of 1940, as amended, and with generally accepted accounting principles, by adding the market or appraised value of all securities, cash and other assets of the corporation pertaining to that series, subtracting the liabilities determined by the Board of Directors to be applicable to that series, allocating any general assets and general liabilities to that series, and dividing the net result by the number of shares of that series outstanding. Securities and other investments and assets will be valued at the current market value, and in the absence of a readily available market value, will be valued at fair value as determined in good faith by the Board of Directors.

          7. The Board of Directors may provide for a holder of any series of stock of the corporation, who surrenders his certificate in good form for transfer to the corporation or, if the shares in question are not represented by certificates, who delivers to the corporation a written request in good order signed by the shareholder, to convert the shares in question or such basis as the Board may provide, into shares of stock or any other series of the corporation.

          8. The holders of the shares of Common Stock or other securities of the corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

          SIXTH: The number of directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the board of directors shall initially consist of eight directors until such time as the number of directors who shall act as such until successors are duly chosen and qualify are: John H. Durham, William P. Brady, Milton Fritsche, William Buchanan Gold, Jr., Paul I. Guest, W. Thacher Longstreth, J. Permar Richards, and James P. Schellenger.

          SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation:

          1. The Board of Directors shall have power to fix an initial offering price for the shares of any series which shall yield to the corporation not less than the par value thereof, at which price the shares of the Common Stock of the corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the corporation not less than the par value thereof from sales of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the corporation shall be issued or sold for a consideration which shall yield to the corporation less than the net asset value of shares of such series determined as hereinafter provided, as of the business day on which such shares are sold, or at such other times set by the Board of Directors, except in the case of shares of Common Stock issued in a payment of a dividend properly declared and payable.

          The net asset value of the property and assets of any series of the corporation shall be determined at such times as the Board of Directors may direct, by deducting from the total appraised value of all of the property and assets of the corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise).

          In determining the total appraised value of all the property and assets of the corporation or belonging to any series thereof:

          (a) Securities owned shall be valued at market value or, in the absence of readily available market quotations, at fair value as determined in good faith by or as directed by the Board of Directors in accordance with applicable statutes and regulations.

          (b) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the corporation.

          (c) The value of any other assets of the corporation (and any of the assets mentioned in paragraphs (a) or (b), in the discretion of the Board of Directors in the event of a national financial emergency, as hereinafter defined) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

          The net asset value of each share of the Common Stock of the corporation shall be determined by dividing the total market value of the property and assets of the relevant series of the corporation by the total number of shares of its Common Stock then issued and outstanding for such series, including any shares sold by the corporation up to and including the date as of which such net asset value is to be determined whether or not certificates therefor have actually been issued. In the case the net asset value of each share so determined shall include a fraction of one cent, such net asset value of each share shall be adjusted to the nearest full cent.

          For the purposes of these Articles of Incorporation, a "national financial emergency" is defined as the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the corporation of securities owned by such series is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of the net assets of such series, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii), or (iv) exist. The Board of Directors may, in its discretion, declare the suspension described in (iv) above at an end, and such other suspension relating to a natural financial emergency shall terminate as the case may be on the first business day on which said Stock Exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Board of Directors shall be conclusive).

          2. To the extent permitted by law, and except in the case of a national financial emergency, the corporation shall redeem shares of its Common Stock from its stockholders upon request of the holder thereof received by the corporation or its designated agent during business hours of any business day, provided that such request must be accompanied by surrender of outstanding certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such shares (or, on such request in the event no certificate is outstanding) by, or pursuant to the direction of the Board of Directors of the corporation, and accompanied by proper stock transfer stamps. Shares redeemed upon any such request shall be purchased by the corporation at the net asset value of such shares determined in the manner provided in Paragraph (1) of this Article Seventh, as of the close of business on the business day during which such request was received in good order by the corporation.

          Payments for shares of its Common Stock so redeemed by the corporation shall be made from the assets of the applicable series in cash, except payment for such shares may, at the option of the Board of Directors, or such officer or officers as they may duly authorize for the purpose in their complete discretion, be made from the assets of that series in kind or partially in cash and partially in kind. In case of any payment in kind the Board of Directors, or their delegate, shall have absolute discretion as to what security or securities of such series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the current net asset value of the series of the Fund's shares, provided that any stockholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the Investment Company Act of 1940 shall receive cash.

          Payment for shares of its Common Stock so redeemed by the corporation shall be made by the corporation as provided above within seven days after the date which such shares are deposited; provided, however, that if payment shall be made by delivery of assets of the corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered may be made, but not necessarily within such seven day period.

          The right of any holder of shares of the Common Stock of the corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so redeemed by the corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above, except the right of such stockholder to receive payment for such shares as provided for herein.

          3. The Board of Directors, may from time to time, without the vote or consent of stockholders, establish uniform standards with respect to the minimum net asset value of a stockholder account or a minimum investment which may be made by a stockholder. The Board of Directors may authorize the closing of those stockholder accounts not meeting the specified minimum standards of net asset value by redeeming all of the shares in such accounts, provided there is mailed to each affected stockholder account, at least thirty (30) days prior to the planned redemption date, a notice setting forth the minimum account size requirement and the date on which the account will be closed if the minimum size requirement is not met prior to said closing date.

          EIGHTH: Subject to the Investment Company Act of 1940, as amended, each of the following actions, to the extent required to be approved by the shareholders under Maryland General Corporation Law, shall be approved by a majority of all votes entitled to be cast on the matter:

            (i) Amendment or amendment and restatement of the Articles;

           (ii) Reduction of stated capital;

          (iii) Consolidation, merger, share exchange or transfer of assets;

           (iv) Distribution in partial liquidation; or

            (v) Voluntary dissolution.

          NINTH: The corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

          TENTH: The corporation expressly agrees and acknowledges that the names "Delaware Group" and "Delaware Group Premium Fund" are the sole property of Delaware Management Company ("DMC"), that similar names are used by funds in the investment business which are affiliated with DMC, and that the corporation's use of such name is with permission of DMC. The corporation further expressly agrees and acknowledges that its use of such name may be terminated by DMC if the corporation ceases to use DMC as its investment advisor or Delaware Distributors, Inc. ("DDI") as its principal underwriter (or to use affiliates of DMC and DDI for such purposes). The corporation further expressly agrees and acknowledges that in such event DMC may require the corporation to present to its shareholders, at the next annual or special meeting of the corporation held after such request, a proposal to change the name of the corporation to delete reference to the name "Delaware Group". The corporation further expressly agrees and acknowledges in such event to use its best efforts to promptly comply with such request to change its name and that the Board of Directors of the corporation shall recommend such a proposal to its shareholders. The corporation further expressly acknowledges and agrees, upon shareholder approval of such a proposal, to make and cause to be made such filings to effect the change of name as may be necessary with the State of Maryland, the United States Securities and Exchange Commission, or other regulatory authorities.

          IN WITNESS WHEREOF, the undersigned incorporator of Delaware Group Premium Fund, Inc. who executed the foregoing Articles of Incorporation hereby acknowledged the same to be his act and further acknowledge that, to the best of his knowledge the matters and facts set forth therein are true and all material respects under the penalties of perjury.

                  Dated the 17th day of February, 1987.

                                        /s/George M. Chamberlain, Jr.
                                        -----------------------------------
                                        George M. Chamberlain, Jr.